Exhibit 99.1

Contact: Drew Babin, CFA, CMA
Senior Managing Director of Corporate Communications
Medical Properties Trust, Inc.
(646) 884-9809
dbabin@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST PROVIDES UPDATE ON STEWARD HEALTH CARE

Birmingham, AL – January 4, 2024 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced plans to accelerate its efforts to recover uncollected rents and outstanding loan obligations from Steward Health Care System (“Steward”) and related processes designed to significantly reduce its exposure to Steward.

As disclosed in the Company’s third quarter 2023 Form 10-Q, Steward delayed paying a portion of its September and October rent to MPT. Despite its obtaining additional working capital financing and selling its non-core laboratory business in the fourth quarter of 2023, Steward recently informed MPT that its liquidity has been negatively impacted by significant changes to vendors’ payment terms. As a result, Steward has continued to make partial monthly rent payments, and total unpaid rent under its consolidated master lease with MPT is approximately $50 million as of December 31, 2023 (exclusive of approximately $50 million that was previously deferred and not currently payable related to the Norwood Hospital, which is under reconstruction).

MPT has engaged Alvarez & Marsal Securities, LLC (“A&M”) as its financial advisor and KTBS Law, LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as legal advisors to advise the Company on its options to enable the recovery of uncollected rent and outstanding loans. MPT’s management team and advisors have worked closely with Steward and its own advisors to develop an action plan which, if successful, is designed to strengthen Steward’s liquidity and restore its balance sheet, optimize MPT’s ability to recover unpaid rent, and ultimately reduce MPT’s exposure to Steward.

As part of this plan, Steward is pursuing several strategic transactions, including the potential sale or re-tenanting of certain hospital operations as well as the divestiture of non-core operations. Further, Steward has committed to seeking a third-party capital partner for its managed care business, net proceeds from which will be used in part to repay all outstanding obligations to MPT. Steward has also intensified measures to improve collections and overall governance, including establishment of a transformation committee comprised of newly appointed independent directors and submission of periodic cash activity and asset sale progress reports to MPT and its ABL lenders.

To protect the value of MPT’s assets and hospital operations while Steward executes on its strategic plan, MPT has agreed to fund a new $60 million bridge loan secured by all MPT’s existing collateral plus new second liens on Steward’s managed care business, subordinate only to Steward’s ABL lenders. A portion of MPT’s existing approximately $215 million of transaction-specific and working capital loans to Steward will now also be secured by these same second liens on the managed care platform. The Company has also consented to the deferral of unpaid rent under the consolidated master lease as of December 31, 2023, as well as a limited and tapering deferral of approximately $55 million of 2024 rents, until the earlier of June 30, 2024 or the completion of anticipated asset sales. Partial cash rent payments are expected to recommence in February, including approximately $9 million in the first quarter and approximately $44 million in the second quarter of 2024.

There can be no assurance that Steward will successfully execute its plans or that the Company will recover all of its deferred rent and loans outstanding to Steward. As a result, MPT cannot be assured that Steward will make all scheduled lease payments throughout the remaining approximate 22-year fully extended term of its master lease. Accordingly, pursuant to generally accepted accounting principles, the Company expects to record a non-cash charge in the fourth quarter of 2023 to write off consolidated straight-line rent receivables of approximately $225 million, its approximately $25 million share of straight-line rent receivables related to the unconsolidated Massachusetts partnership and consolidated unpaid rent receivables of approximately $100 million (which includes the previously referenced $50 million related to the Norwood development). Furthermore, MPT routinely evaluates for indications of impairments to its real estate and other investments, including those related to Steward. Such evaluations are ongoing as of December 31, 2023, and no assurances can be provided that further impairment of real estate and non-real estate assets will not be taken with MPT’s fourth quarter 2023 reporting.

Importantly, MPT’s non-Steward portfolio continues to generate robust revenue as demonstrated in the table below, which separates Steward’s third quarter 2023 GAAP revenue from the remainder of the Company’s portfolio:

Q3 2023 Consolidated Revenue Attribution (GAAP) ($ amounts in thousands)

	Steward		Non-Steward		Total
Rent billed	$52,051	[1]	$177,255		$229,306	[1]
Straight-line rent	8,973		12,538		21,511
Income from financing leases	—		26,066	[2]	26,066	[2]
Interest and other income	9,640		20,053		29,693

Total revenues	$70,664		$235,912		$306,576

[1]	Includes approximately $4 million of non-cash deferred rent related to the Norwood Hospital redevelopment
[2]	Includes approximately $13 million of contractually owed rent and interest revenue from the non-cash receipt of an investment in PHP Holdings

The complete removal of all contributions from Steward-related investments, including that from the Massachusetts partnership, would have negatively impacted third quarter 2023 reported adjusted funds from operations (AFFO) by approximately $67 million ($0.11 per diluted share), resulting in a reported AFFO payout ratio in the high-70% range. A description of AFFO and a reconciliation of net income to AFFO for Q3 2023 is provided in the Company’s earnings release for Q3 2023, available under the “News” tab of the Company’s website.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 441 facilities and approximately 44,000 licensed beds as of September 30, 2023. Since the end of the third quarter, the Company has sold four facilities and now owns approximately 43,000 licensed beds in nine countries across three continents. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, future expansion and development activities, asset sales, expected returns on investments and expected financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty relating to, potential impact from health crises (like COVID-19); (ii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us, especially as a result of the adverse economic impact of the COVID-19 pandemic, and government regulation of hospitals and healthcare providers in connection with same (as further detailed in our Current Report on Form 8-K filed with the SEC on April 8, 2020); (iii) our expectations regarding annual guidance for net income and NFFO per share; (iv) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (v) the nature and extent of our current and future competition; (vi) macroeconomic conditions, such as a disruption of or lack of access to the capital markets or movements in currency exchange rates; (vii) our ability to obtain debt financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and pay down, refinance, restructure or extend our indebtedness as it becomes due; (viii) increases in our borrowing costs as a result of changes in interest rates and other factors; (ix) international, national and local economic, real estate and other market conditions, which may negatively impact, among other things, the financial condition of our tenants, lenders and institutions that hold our cash balances, and may expose us to increased risks of default by these parties; (x) factors affecting the real estate industry generally or the healthcare real estate industry in particular; (xi) our ability to maintain our status as a REIT for federal and state income tax purposes; (xii) federal and state healthcare and other regulatory requirements, as well as those in the foreign jurisdictions where we own properties; (xiii) the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis; (xiv) the ability of our tenants and operators to operate profitably and generate positive cash flow, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (xv) potential environmental contingencies and other liabilities; (xvi) the risk that the expected sale of three Connecticut hospitals currently leased to Prospect does not occur; (xvii) the risk that MPT is unable to monetize its investment in PHP at full value within a reasonable time period or at all; (xviii) the risk that other property sales, loan repayments, and other capital recycling transactions do not occur; (xix) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (xx) the risk that MPT is not able to recover deferred rent or its other investments in Steward at full value within a reasonable time period or at all; and (xxi) the risks and uncertainties of litigation.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and as updated in our quarterly reports on Form 10-Q. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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